UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2002
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer I.D. No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000

Item 5. Other Events and Regulation FD Disclosure.

The following statement was released by Caterpillar Inc. on October 10, 2002. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

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October 10, 2002

FOR IMMEDIATE RELEASE

Caterpillar Vice Presidents Dave McKie, AJ Rassi retire
Chris V. Schena elected vice president

Caterpillar Inc. (NYSE: CAT) announced today the retirement of two corporate officers. Retiring effective Dec. 31, 2002, are David A. McKie, vice president with responsibility for the Component Products & Control Systems Division, and A.J. Rassi, vice president with responsibility for the Track-Type Tractors Division.

"Both Dave and A.J. are tremendous visionaries, and their leadership will be missed," said Caterpillar Chairman and CEO Glen Barton. "These men share a unique ability to bring out the very best in the people they lead, and their results show it. Without question, our company is stronger today because of the countless contributions they've made through the years. On behalf of the board and the more than 71,000 Caterpillar employees worldwide, I thank them for their hard work and dedication."

With the retirements, the Caterpillar Board of Directors took the following actions:

  Christiano V. Schena has been elected to succeed McKie. Schena began his career with Caterpillar in 1972 and has served in positions throughout Europe, Brazil and the United States. At present, Schena is serving as managing director of BCP Europe within the company's Building Construction Products Division.
  Donald G. Western, currently vice president with responsibility for the Large Power Systems Division, will replace Rassi in the Track-Type Tractors Division.
  Gary A. Stroup, currently vice president with responsibility for Solar Turbines Incorporated will replace Western in the Large Power Systems Division.
  Robert R. Macier, currently vice president with responsibility for the Diversified Products Division, will replace Stroup at Solar Turbines.
  As part of these moves, Macier will not be replaced. Responsibility for the Diversified Products Division will be redistributed among existing vice presidents. This reorganization reduces the number of Caterpillar divisions by one to a total of 25.

"Caterpillar's bench strength is a tremendous asset that serves our customers, employees and investors very well," Barton said. "I'm pleased that we have strong people around the world to help lead our company to new levels."

For more than 75 years, Caterpillar Inc. has been building the world's infrastructure and, in partnership with its worldwide dealer network, is driving positive and sustainable change on every continent. With 2001 sales and revenues of $20.45 billion, Caterpillar is a technology leader and the world's leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. More information is available at http://www.cat.com.

Christiano V. Schena

Chris Schena is Managing Director of BCP Europe in Leicester, U.K. He joined Caterpillar in 1972 with a degree in business administration from the Université de l'Etat à Mons, Belgium, followed by an MBA in 1974. He later completed the advanced management program at the Wharton School of the University of Pennsylvania.

Schena began his career at Caterpillar as a cost analysis clerk and has served in numerous financial, product and management roles throughout the company. Prior to his current position, Schena held accounting positions both in the United States and internationally, and served as Product Source Planning Manager at the Technical Services Division, Managing Director of Caterpillar Brasil Ltda., Managing Director of Caterpillar France S.A., and General Manager of Caterpillar's Product Development Division in Geneva, Switzerland.

Caterpillar Contact:
Benjamin S. Cordani
Corporate Public Affairs
(309) 675-5786
cordani_benjamin_s@cat.com

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

October 10, 2002	By:	/s/James B. Buda
James B. Buda
Vice President